UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2018

Viabuilt Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188753	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1810 E Sahara Ave., Suite 583, Las Vegas, NV 89104

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (866) 239-0577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2018, we amended our articles of incorporation to increase the number of authorized shares of our common stock from 12,000,000 to 300,000,000 by filing a certificate of amendment to articles of incorporation with the Secretary of State of the State of Nevada.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 10, 2018, holders of 632,800 shares of our common stock, representing approximately 53.8% of outstanding shares of our common stock, approved, by written consents, an amendment to the articles of incorporation of our company to increase the number of authorized shares of our common stock from 12,000,000 to 300,000,000. On October 10, 2018, there were no written consents received by our company representing a vote against, abstention or broker non-vote with respect to the proposal to increase the number of authorized shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada on October 11, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viabuilt Ventures Inc.

By:	/s/ William Shawn Clark
William Shawn Clark
President, Secretary, Treasurer and Director

October 16, 2018

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